UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2015, RadioShack Corporation (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that the average market capitalization of the Company was less than $50 million over a period of 30 consecutive trading days and stockholders’ equity of the Company was below $50 million, which are the minimum market capitalization and stockholders’ equity requirements for continued listing on the NYSE under Rule 802.01B of the NYSE Listed Company Manual.

Under NYSE rules, the Company has 45 days following receipt of the notification to provide the NYSE with a business plan that demonstrates the Company’s ability to regain compliance within 18 months.  If the Company submits a business plan, the Listings and Compliance Committee of the NYSE will either accept the business plan or if the Committee does not accept the business plan the Company will be subject to suspension by the NYSE and delisting.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on NYSE under the symbol “RSH”. If the common stock ultimately were to be delisted for any reason, it could (1) reduce the liquidity and market price of the common stock and (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets.

As required under NYSE rules, the Company issued a press release on January 22, 2015, announcing that it had received the notice of noncompliance. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release, dated January 22, 2015, “RadioShack Receives Continued Listing Standards Notice from the New York Stock Exchange”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: January 22, 2015	/s/ Carlin Adrianopoli
Carlin Adrianopoli
Interim Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated January 22, 2015, “RadioShack Receives Continued Listing Standards Notice from the New York Stock Exchange”

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